SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 2, 2012
THOMAS PROPERTIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)
(Registrant's telephone number, including area code)
213-613-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

(d) On August 2, 2012, the Board of Directors of Thomas Properties Group, Inc. (the “Company”) appointed Bradley H. Carroll to serve as a director of the Company until the next annual meeting of stockholders and until his successor is duly elected and qualified. Since November 2010, Mr.Carroll, age 35, has served as a Managing Director of Madison International Realty, LLC (“Madison”), a private real estate investment firm. From January 2002 through July 2010 he was employed by Tishman Speyer Properties, L.P., where he managed regional acquisition and disposition functions throughout the United States, and oversaw portfolio and asset management for three emerging market real estate funds. Prior to joining Tishman Speyer, Mr. Carroll was an associate with Bear, Stearns, & Co. and a senior analyst with a boutique real estate advisor. He earned a Bachelor of Science degree in finance from the University of Richmond.

Mr. Carroll was elected director pursuant to that certain Stockholders Agreement, dated as of May 29, 2012, by and among the Company, funds affiliated with Madison (the “Madison Investors”), and James A. Thomas, the Company's Chairman and Chief Executive Officer, and certain other stockholders affiliated with Mr. Thomas (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, the Madison Investors were granted the right to designate one individual to be elected to the Company's Board, and the Madison Investors designated Mr. Carroll to the Company for nomination and election to the Board. As previously disclosed, the Company also entered into a Common Stock Purchase Agreement, dated May 29, 2012, pursuant to which the Madison Investors purchased an aggregate of 8,695,653 shares of the Company's common stock, $0.01 par value, at a purchase price of $5.75 per share, for aggregate gross proceeds to the Company of $50.0 million, which was completed on June 12, 2012.

Mr. Carroll does not have a family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Mr. Carroll was also appointed to the Nominating and Corporate Governance Committee of the Company's Board.

Mr. Carroll will be entitled to compensation in accordance with the Company's policy for payment of non-employee directors.

A copy of the Company's press release announcing the appointment of Mr. Carroll is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1 --	Press Release of Thomas Properties Group, Inc. dated August 6, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ DIANA M. LAING
Diana M. Laing
Chief Financial Officer
August 6, 2012